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                                                                     EXHIBIT 5.3


                    [Letterhead of Conyers, Dill & Pearman]



July 3, 1997

RenaissanceRe Holdings Ltd.
Renaissance House
8 - 12 East Broadway
Pembroke HM 12

Dear Sirs,

RENAISSANCERE HOLDINGS LTD. (THE "COMPANY") AND
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REGISTRATION STATEMENT ON FORM S-4
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We have acted as special legal counsel to RenaissanceRe Holdings Ltd., a Bermuda company (the "Company"), in connection with a Registration Statement on Form S-4 (the "Registration Statement") relating to: (i) the proposed issuance by RenaissanceRe Capital, a Delaware statutory trust (the "Trust") of $100,000,000 aggregate liquidation amount of the Trust's 8.54% Series B Capital Securities (the "Series B Capital Securities") registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for up to $100,000,000 aggregate Liquidation Amount of the Trust's outstanding 8.54% Series A Capital Securities (the "Series A Capital Securities"); (ii) the proposed issuance by the Company to the Trust, in an aggregate Liquidation Amount of the Series B Capital Securities, of the Company's 8.54% Junior Subordinated Deferrable Interest Debentures due March 1, 2027, Series B (the "Series B Debentures") registered under the Securities Act in exchange for a like aggregate principal amount of the Company's outstanding 8.54% Junior Subordinated Deferrable Interest Debentures due December 15, 2027, Series A (the "Series A Debentures"); and
(iii) the Company's guarantee of the Series B Capital Securities (the "Series B Guarantee") registered under the Securities Act in exchange for the Company's guarantee of the Series A Capital Securities (the "Series A Guarantee"). The Series B Capital Securities will be issued under an Amended and Restated Declaration of Trust for the Trust, dated as of March 7, 1997 (the "Amended Declaration"), among the Company, as sponsor of the Trust, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and the Administrative Trustees named therein. The Series B Debentures will be issued under an Indenture, dated as of March 7, 1997 (the "Indenture"), between the Company and The Bank of New York, as debenture trustee.

For the purposes of giving this opinion, we have examined the following documents:
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(i)    a photocopy of an indenture dated as of March 7, 1997 between the Company and The Bank of New York, as trustee, providing for the issue of up to US$103,092,783.51 principal amount of Series A debentures of the Company (the "Series A Debentures") and for the issue of up to US$103,092,783.51 principal amount of Series B debentures of the Company (the "Series B Debentures") (the "Indenture");

(ii) a photocopy of an amended and restated declaration of trust dated as of March 7, 1997 among the Company, as sponsor, Keith S. Hynes, John D. Nichols, Jr. and Martin Merritt, as Administrative Trustees, The Bank of New York, as property trustee and The Bank of New York (Delaware) as Delaware Trustee (the "Declaration");

(iii) a photocopy of a registration rights agreement between the Company and the Initial Purchasers named therein dated March 7, 1997 (the "Registration Rights Agreement");

(viii) a draft of a series B capital securities guarantee agreement from the Company for the benefit of holders of Series B Capital Securities of the Trust dated June l, 1997 (the "Series B Guarantee").

The Indenture, the Series A Debentures, the Series B Debentures, the Declaration, the Registration Rights Agreement and the Series B Guarantee are herein sometimes collectively referred to as the "Documents".

We have also reviewed the memorandum of association and the bye-laws of the Company as certified by John D. Nichols, Jr. as Secretary of the Company, minutes of a meeting of its board of directors held on 5th February, 1997 as certified by John D. Nichols, Jr. as Secretary of the Company, resolutions adopted by a special committee of certain officers of the Company on March 4, 1997 as certified by John D. Nichols, Jr. as Secretary of the Company, and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

Any reference herein to any of the Documents, does not include any other instrument, agreement or document whether or not specifically referred to in any such documents or attached as an exhibit or schedule.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies of documents (whether or not certified) examined by us, (b) the capacity, power and authority of each of the parties to the, other than the Company, (c) the due execution and delivery of the Documents by each of the parties thereto, (d) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us, (e) that at all material times the Company is and will be solvent and where any act is
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required to be performed by the Company under any of the Documents, it will be performed in accordance with applicable Bermuda law, (f) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, and (g) the validity and binding effect under the laws of the State of New York (the "Foreign Laws") of the Documents which are expressed to be subject to such Foreign Laws in accordance with their terms, (g) the validity under the Foreign Laws of the submission by the Company to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Courts in each case located in the Borough of Manhattan, City of New York (the "Foreign Courts"), and (k) the Series B Debentures will be offered only in compliance with Bermuda law.

The obligations of the Company under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages, and (e) may not be given effect to by a Bermuda Court, whether or not it was applying the Foreign Laws, if and to the extent they constitute a fetter on the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1. The Company has taken all corporate action required to authorise its execution, delivery and performance of the Series B Debentures. The Series B Debentures have been duly authorised by behalf of the Company, and when duly executed by or on behalf of the Company and authenticated in accordance with the Indenture and delivered against the surrender and cancellation of a like amount of the Series A Debentures, will constitute the valid and binding obligations of the Company in accordance with the terms thereof.
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2.     The Company has taken all corporate action required to authorise its execution, delivery and performance of the Series B Guarantee. The Series B Guarantee has been duly authorised by the Company, and when duly executed by or on behalf of the Company and delivered to the Bank of New York as guarantee trustee as contemplated in the Registration Rights Agreement, will constitute the valid and binding obligations of the Company in accordance with the terms thereof.

Yours faithfully,

CONYERS, DILL & PEARMAN